EXHIBIT 10.52
BEYOND MEAT, INC.
2018 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
Unless otherwise defined herein, the terms defined in the Beyond Meat, Inc. 2018 Equity Incentive Plan (as amended and restated from time to time, the “Plan”) will have the same defined meanings in this Restricted Stock Unit Award Agreement (the “Award Agreement”).
I.NOTICE OF RESTRICTED STOCK UNIT GRANT
Participant Name:
You have been granted the right to receive an Award of Restricted Stock Units (the “Award”) by Beyond Meat, Inc. (the “Company”), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Number of Restricted Stock Units
Vesting Schedule:
Subject to Section 3 of the Award Agreement, the Restricted Stock Units will vest in accordance with the following schedule:

If Participant ceases to be a Service Provider for any or no reason before Participant vests in the Restricted Stock Unit, the Restricted Stock Unit and Participant’s right to acquire any Shares hereunder will terminate in accordance with Section 3 of the Award Agreement.
Distribution Schedule:
Subject to the terms of the RSU Terms and Conditions (as defined below), the Restricted Stock Units shall be distributable in accordance with Section 2 of the RSU Terms and Conditions.

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Acceptance:
By no later than the date that is one month prior to the first vest date applicable to the Restricted Stock Units subject to this Award Agreement, Participant must acknowledge and accept the terms and conditions of this Award electronically via the on-line or electronic system established and maintained by the Company or a third party designated by the Company and take any other action required by the Administrator related to the acceptance of this Award (including, if applicable, establishing any required brokerage account), provided, if Participant is based in a country that requires Participant to acknowledge and accept the terms and conditions of this Award in writing, Participant must, by no later than the date that is one month prior to the first vest date applicable to the Restricted Stock Units subject to this Award Agreement, acknowledge and accept the terms and conditions of this Award by signing below and returning a hard copy of the executed Award Agreement to the Company.
If Participant does not acknowledge and accept the terms and conditions of this Award by the date that is one month prior to the first vest date applicable to the Restricted Stock Units subject to this Award Agreement or Participant does not take any other action required by the Administrator related to the acceptance of this Award (including, if applicable, establishing any required brokerage account), this Award and the Restricted Stock Units subject to this Award will be automatically forfeited immediately following such date.
By Participant accepting this Award, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant (including any country-specific addendum thereto), attached hereto as Exhibit A (the “RSU Terms and Conditions”), all of which are made a part of this document. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator on any questions relating to the Plan and Award Agreement.
If Participant is based in a country that requires Participant to acknowledge and accept the terms and conditions of this Award in writing, Participant must acknowledge and accept the terms and conditions of this Award by signing below and returning a hard copy of the executed Award Agreement to the Company.

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PARTICIPANT:	BEYOND MEAT, INC.

Signature	By

Print Name	Title

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Exhibit A
TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT
1.Grant. The Company hereby grants to the individual (the “Participant”) named in the Notice of Grant attached as Part I of this Award Agreement (the “Notice Grant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 21 of the Plan, if there is a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.
2.Company’s Obligation to Pay.
(a)    Each Restricted Stock Unit represents the right to receive one Share. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3, Participant will have no right to receive Shares pursuant to any such Restricted Stock Units. Prior to actual settlement of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company. Any Restricted Stock Units that vest in accordance with Section 3 will be settled by delivery of whole Shares as set forth herein to Participant (or in the event of Participant’s death, as set forth in Section 6), subject to Participant satisfying any Tax-Related Items as set forth in Section 7.
(b)    Except as provided in Section 2(c), and subject to the provisions of Section 4, such vested Restricted Stock Units will be settled by delivery of whole Shares as soon as practicable after vesting, but in all events within the period ending no later than the date that is two and one-half (2½) months from the end of the Company’s tax year that includes the vesting date.
(c)    If Participant makes a valid deferral election within the time period specified by the Company in the deferral election form, then Participant may elect to change the timing of receipt of Shares otherwise distributable under Section 2(b). To the extent a valid deferral election is made by Participant, Participant's Restricted Stock Units shall be settled by delivery of whole Shares upon the earliest to occur of the following events:
(i)    Within thirty (30) days following the date of Participant’s “Separation from Service.” For purposes of this Award Agreement, Participant's “Separation from Service” shall mean Participant’s “separation from service” from the Company (within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulation Section 1.409A-1(h)). Notwithstanding anything to the contrary in this Award Agreement, no Restricted Stock Units shall be distributed or paid to Participant during the six-month period following Participant’s Separation from Service if the Company determines that paying such amounts at the time or times indicated in this Award Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the distribution or payment of any of Participant’s Restricted Stock Units is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be

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paid under Code Section 409A without resulting in a prohibited distribution, including as a result of Participant’s death), such Restricted Stock Units shall be distributed in Shares;
(ii)    Within thirty (30) days following the date of Participant's death;
(iii)    Within thirty (30) days following the date of Participant's Disability (provided such Disability also constitutes a “disability” (as defined in Treasury Regulation §1.409A-1(a)(5)));
(iv)    Within thirty (30) days following the date of the occurrence of a Change in Control, but only if such transaction or event constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) (and any distribution of Shares shall occur immediately prior to the Change in Control); or
(v)    The calendar year that contains the fifth anniversary of the Date of Grant.
Neither the time nor form of distribution of Shares with respect to the Restricted Stock Units may be changed, except as may be permitted by the Administrator in accordance with the Plan and Section 409A of the Code and the Treasury Regulations thereunder. Notwithstanding the foregoing, subject to Section 2(c), the Company may delay a distribution or payment in settlement of Restricted Stock Units if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Laws, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2(c) if such delay will result in a violation of Section 409A of the Code.
3.Vesting Schedule. The Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs. Unless otherwise determined by the Administrator, Service Provider status for purposes of this Award will end on the day that Participant is no longer actively providing services as an Employee, Director, or Independent Contractor and will not be extended by any notice period or “garden leave” that may be required contractually or under Applicable Laws. Notwithstanding the foregoing, the Administrator (or any delegate) shall have the sole and absolute discretion to determine when Participant is no longer a Service Provider for purposes of the Plan.
4.Section 409A of the Code.
(a)    It is the intent of this Award Agreement that it and all payments and benefits hereunder be exempt from, or comply with, the requirements of Code Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable

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under this Award Agreement is intended to constitute a separate payment for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2). For purposes of this Award Agreement, “Code Section 409A” means Section 409A of the Code, and any final U.S. Treasury Regulations and U.S. Internal Revenue Service guidance thereunder, as each may be amended from time to time.
(b)    Unless a valid deferral election is made by the Participant pursuant to Section 2(c) above, this Award Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the Shares issuable pursuant to the Restricted Stock Units (including Restricted Stock Units credited as Dividend Equivalents, if any) shall be distributed to Participant, and any payments in respect of Dividend Equivalents shall be paid to Participant, no later than the later of: (i) the fifteenth (15th) day of the third month following Participant’s first taxable year in which such Restricted Stock Units and/or Dividend Equivalents, as applicable, are no longer subject to a substantial risk of forfeiture, and (ii) the fifteenth (15th) day of the third month following first taxable year of the Company in which such Restricted Stock Units and/or Dividend Equivalents, as applicable, are no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A of the Code.
5.Forfeiture. Except as provided in the Notice of Grant, this Award Agreement or in any written agreement between Participant and the Company, or as otherwise determined by the Administrator, any Restricted Stock Units that have not vested (after giving effect to any accelerated vesting) will be forfeited and will return to the Plan on the date that immediately following the date on which such Restricted Stock Units are no longer eligible to vest hereunder.
6.Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, if so allowed by the Administrator in its sole discretion, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any Applicable Laws or regulations pertaining to said transfer.
7.Withholding of Taxes. Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all applicable national, local, or other tax or social contribution, withholding, required deductions, or other payments, if any, that arise upon the grant or vesting of the Restricted Stock Units or the holding or subsequent sale of Shares, and the receipt of dividends, if any, or otherwise in connection with the Restricted Stock Units or the Shares (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and may exceed any amount actually withheld by the Company or the Employer. Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to the Restricted Stock Units or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company or a Parent, Subsidiary, or Employer pursuant to Applicable Law) such as but not limited to personal income tax returns or reporting statements in relation to the grant, vesting or settlement of the Restricted Stock Units, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends. Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including the grant or vesting of the Restricted Stock Units, the subsequent sale of Shares

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acquired under the Plan, and the receipt of dividends, if any; and (b) do not commit to and are under no obligation to structure the terms of the Restricted Stock Units or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items, or achieve any particular tax result. Participant also understands that Applicable Laws may require varying Share or Restricted Stock Unit valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Participant under Applicable Laws. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of any Tax-Related Items which the Company determines must be withheld with respect to such Shares.
As a condition to the grant and vesting of the Restricted Stock Units and as set forth in Section 15 of the Plan, Participant hereby agrees to make adequate provision for the satisfaction of (and will indemnify the Company and any Parent or Subsidiary for) any Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) by receipt of a cash payment from Participant; (ii) by withholding from Participant’s wages or other cash compensation paid to Participant by the Company or the Employer; (iii) withholding Shares that otherwise would be issued to Participant upon payment of the vested Restricted Stock Units (provided that amounts withheld shall not exceed the amount necessary to satisfy the Company’s minimum tax withholding obligations); (iv) by withholding from proceeds of the sale of Shares acquired upon payment of the vested Restricted Stock Units through a voluntary sale or a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization), or (v) by any other arrangement approved by the Committee. Notwithstanding the foregoing, if Participant is subject to Section 16 of the Exchange Act, Participant’s obligations with respect to all Tax-Related Items shall be satisfied by the Company withholding Shares that otherwise would be issued to Participant upon payment of the vested Restricted Stock Units; provided that amounts withheld shall not exceed the amount necessary to satisfy the Company’s minimum tax withholding obligations. Any Shares withheld pursuant to this Section 7 shall be valued based on the Fair Market Value as of the date the withholding obligations are satisfied. Furthermore, Participant agrees to pay the Company or any Parent, Subsidiary, or Employer any Tax-Related Items that cannot be satisfied by the foregoing methods.
8.Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until such Shares will have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). After such issuance, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, but prior to such issuance, Participant will not have any rights to dividends and/or distributions on such Shares.

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9.No Guarantee of Continued Service or Grants. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF SHALL OCCUR ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE EMPLOYER OR CONTRACTING ENTITY (AS APPLICABLE) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE EMPLOYER OR THE COMPANY (OR ANY PARENT OR SUBSIDIARY) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS.
Participant also acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b) the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been granted repeatedly in the past; (c) all decisions with respect to future awards of Restricted Stock Units, if any, will be at the sole discretion of the Company; (d) Participant’s participation in the Plan is voluntary; (e) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and that are outside the scope of Participant’s employment contract, if any; (f) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation; (g) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer, subject to Applicable Laws.
10.Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of its Secretary at Beyond Meat, Inc., 888 N. Douglas Street, Suite 100, El Segundo, California, 90245, or at such other address as the Company may hereafter designate in writing.
11.Grant is Not Transferable. Except to the limited extent provided in Section 6 or otherwise pursuant to the laws of descent and distribution, this grant and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of Applicable Laws or otherwise) and may not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

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12.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
13.Additional Conditions to Issuance of Stock and Imposition of Other Requirements. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or compliance of the Shares upon or with any securities exchange or under any Applicable Laws, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of any Shares will violate any state, federal or foreign securities or exchange laws or other Applicable Laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any Applicable Laws or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange. The Company shall not be obligated to issue any Shares pursuant to the Restricted Stock Units at any time if the issuance of Shares violates or is not in compliance with any Applicable Laws.
Furthermore, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with any Applicable Laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant understands that the Applicable Laws of the country in which he or she is resident at the time of grant or vesting of the Restricted Stock Units or the holding or disposition of Shares (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent the issuance of Shares or may subject Participant to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to the Restricted Stock Units or the Shares. Notwithstanding any provision herein, the Restricted Stock Units and any Shares shall be subject to any special terms and conditions or disclosures as set forth in any addendum for Participant’s country (the “Country-Specific Addendum,” which forms part this Award Agreement). Participant also understands and agrees that if he works, resides, moves to, or otherwise is or becomes subject to Applicable Laws or company policies of another jurisdiction at any time, certain country-specific notices, disclaimers and/or terms and conditions may apply to him as from the date of grant, unless otherwise determined by the Company in its sole discretion.
14.Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. If there is a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.
15.Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination regarding whether any Restricted Stock Units

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have vested). All actions taken, and all interpretations and determinations made, by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.
16.Electronic Delivery and Acceptance; Translation. The Company may, in its sole discretion, decide to deliver any documents related to Participant’s current or future participation in the Plan, this Award, the Shares subject to this Award, any other securities of the Company or any other Company-related documents, by electronic means. By accepting this Award, whether electronically or otherwise, Participant hereby (i) consents to receive such documents by electronic means, (ii) consents to the use of electronic signatures, and (iii) agrees to participate in the Plan and/or receive any such documents through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions.
17.Translation. If Participant has received this Award Agreement, including appendices, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.
18.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
19.Agreement Severable. If any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.
20.Modifications to the Award Agreement. The Plan, the Notice of Grant, this Award Agreement, and any deferral election that is made by Participant pursuant to Section 2(c) above constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by Participant and a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section of the Code in connection to this Award of Restricted Stock Units.
21.Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s Personal Data (as described below) by and among, as applicable, the Company, any Parent, Subsidiary, or Affiliate, or third parties as may be selected by the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that refusal or withdrawal of consent will affect Participant’s ability to participate in the Plan; without providing consent, Participant will not be able to participate in the Plan or realize benefits (if any) from the Restricted Stock Units.

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Participant understands that the Company and any Parent, Subsidiary, Affiliate, or designated third parties may hold personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Parent, Subsidiary, or Affiliate, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”). Participant understands that Personal Data may be transferred to any Parent, Subsidiary, Affiliate, or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the Affiliate or entity that is Participant’s employer and its payroll provider. Participant should also refer to any data privacy policy implemented by the Company (which will be available to Participant separately and may be updated from time to time) for more information regarding the collection, use, storage, and transfer of Participant’s Personal Data.
22.Foreign Exchange Fluctuations and Restrictions. Participant understands and agrees that the future value of the underlying Shares is unknown and cannot be predicted with certainty and may decrease. Participant also understands that neither the Company, nor any affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Restricted Stock Units or Shares received (or the calculation of income or Tax-Related Items thereunder). Participant understands and agrees that any cross-border remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require the Participant to provide such entity with certain information regarding the transaction.
23.Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
24.Governing Law and Venue. This Award Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Los Angeles County, California, or the federal courts for the United States for the Central District of California, and no other courts.
***

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Country-Specific Addendum
This Addendum includes additional country-specific notices, disclaimers, and/or terms and conditions that apply to individuals who are working or residing in the countries listed below, if any, and that may be material to Participant’s participation in the Plan. Such notices, disclaimers, and/or terms and conditions may also apply, as from the date of grant, if Participant moves to or otherwise is or becomes subject to the Applicable Laws or company policies of any country listed below. However, because foreign exchange regulations and other local laws are subject to frequent change, Participant is advised to seek advice from his or her own personal legal and tax advisor prior to accepting the Restricted Stock Units or holding or selling Shares acquired under the Plan. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s acceptance of the Restricted Stock Units or participation in the Plan. Unless otherwise noted below, capitalized terms shall have the same meaning assigned to them under the Plan, the Notice of Restricted Stock Unit Grant and the Award Agreement. This Addendum forms part of the Award Agreement and should be read in conjunction with the Award Agreement and the Plan.
Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Award Agreement (of which this Addendum is a part), the Notice of Restricted Stock Unit Grant, the Plan, and any other communications or materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in your jurisdiction.

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